Exhibit 3.2

BYLAWS
of
PERSHING SQUARE INC.
a Nevada corporation

ARTICLE I
OFFICES

Section 1.1
Principal Office.  The principal office and place of business of Pershing Square Inc., a Nevada corporation (the “Corporation”), shall be at such location as is established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2
Other Offices.  Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require as determined by any officer of the Corporation.  The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II
STOCKHOLDERS

Section 2.1
Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held at such physical location, if any, and on such date and at such time as may be designated from time to time by the Board of Directors.  At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Bylaws (as amended and/or restated from time to time, these “Bylaws”).  Except as otherwise restricted by the articles of incorporation of the Corporation (as amended and/or restated from time to time, the “Articles of Incorporation”), the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.2
Special Meetings.

(a)
Subject to any rights of stockholders set forth in the Articles of Incorporation, special meetings of the stockholders may be called only in the manner provided in the Articles of Incorporation and held at such time as the Board of Directors, the chair of the board or the chief executive officer of the Corporation shall determine and state in the notice of such meeting. Except as otherwise set forth in the Articles of Incorporation, stockholders shall have no right to request or call a special meeting.  Except as otherwise restricted by the Articles of Incorporation, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors, the chair of the board or the chief executive officer, provided, however, that notwithstanding anything to the contrary herein, with respect to any special meeting of stockholders previously scheduled by the Board of Directors or the chair of the board at the request of PS Holdco GP Managing Member, LLC (“ManagementCo”) (as permitted by the Articles of Incorporation), the Board of Directors shall not postpone, reschedule or cancel such special meeting without the approval of all directors then in office unless ManagementCo has consented to such postponement, rescheduling or cancellation.

(b)
No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3
Place of Meetings.  Any meeting of the stockholders of the Corporation to be held at a physical location may be held at the Corporation’s registered office in the State of Nevada or at such other physical location in or out of the State of Nevada and the United States as may be designated in the notice of meeting.  The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (as described in NRS (as defined below) 78.320(4)) or other available technology permitted under the NRS, in accordance with Section 2.14.

Section 2.4
Notice of Meetings; Waiver of Notice.

(a)
The chief executive officer, the president, any vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any meeting of stockholders not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting.  The notice shall state the physical location, if any, the date and time of the meeting, the means of remote communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the Nevada Revised Statutes (as amended from time to time, the “NRS”), including, without limitation, NRS 78.379, 92A.120 or 92A.410.  Any notice of a meeting of stockholders delivered pursuant to and in accordance with NRS 78.370(9) shall be deemed to have satisfied any and all requirements applicable to such notice under these Bylaws.

(b)
In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutes.

(c)
A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the Corporation.  Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail.  If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation.  Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to NRS Title 7 (including, without limitation, NRS Chapters 75, 78 and 92A), the Articles of Incorporation or these Bylaws may be given pursuant to any form of electronic transmission permitted under the NRS, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records.  Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice  or (iv) by any other electronic transmission as consented to by, and when directed to, the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d)
The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(e)
Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting.  Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5
Determination of Stockholders of Record.

(a)
For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b)
If stockholder action by written consent is permitted under the Articles of Incorporation and these Bylaws, the Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent must be determined.  The date set by the Board of Directors must not precede or be more than ten (10) days after the date the resolution setting such date is adopted by the Board of Directors.  If the Board of Directors does not adopt a resolution setting a date upon which the stockholders of record entitled to give written consent must be determined, and:

(i)
no prior action by the Board of Directors is required by the NRS, then the date shall be the first date on which a valid written consent is delivered to the Corporation in accordance with the NRS, the Articles of Incorporation and these Bylaws; or

(ii)
prior action by the Board of Directors is required by the NRS, then the date shall be the close of business on the date that the Board of Directors adopts the resolution.

(c)
If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.6
Quorum; Adjourned Meetings.

(a)
Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), are necessary to constitute a quorum for the transaction of business at any meeting.  If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), within each such class or series is necessary to constitute a quorum of each such class or series.

(b)
If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented.  At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called.  When a meeting of stockholders is adjourned to another time or physical location hereunder, notice need not be given of the adjourned meeting if the time and physical location, if any, thereof and means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same  electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws.  However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.  The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7
Voting.

(a)
Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable.

(b)
Except as otherwise provided in these Bylaws, all votes with respect to shares (including pledged shares) standing in the name of an individual at the close of business on the record date (or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable) shall be cast only by that individual or such individual’s duly authorized proxy.  With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity.  In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares.  If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c)
With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chair of the board, the chief executive officer, the president or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d)
Notwithstanding anything to the contrary contained in these Bylaws and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote or cause to be voted, directly or indirectly, shares of its own stock owned or held as treasury shares (as defined in NRS 78.283(1)), and such treasury shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e)
Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors.  If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f)
With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i)
If only one person votes, the vote of such person binds all.

(ii)
If more than one person casts votes, the act of the majority so voting binds all.

(iii)
If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g)
If a quorum is present, unless the Articles of Incorporation, these Bylaws or the NRS provide for a different proportion, the vote of the holders of a majority of the votes cast shall be required to approve a proposal (other than the election of directors) as the act of the stockholders, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the vote of the holders of a majority of the votes cast from each such class or series shall be required to approve such proposal. Notwithstanding the foregoing, if the proposal is one upon which, by express provision of the Articles of Incorporation or of these Bylaws, a different or minimum vote is required, such express provision shall govern and control the decision of such proposal.

(h)
If a quorum is present, directors shall be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.8
Proxies.  At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies.  If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise.  Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9
Stockholder Action by Written Consent.  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting if, before or after the action, a written consent thereto is (a) signed by stockholders holding at least a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote on such action (except that if a greater proportion of the voting power would be required for such an action at a meeting, then that proportion of written consents is required), and (b) delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Any such delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested.  In no instance where action is duly and properly authorized by written consent need a meeting of stockholders be called or, unless otherwise required by any certificate of designation relating to any series of preferred stock, notice given.

Section 2.10
Organization.

(a)
Meetings of stockholders shall be presided over by the chair of the board, or, in the absence of the chair, by the vice chair of the board, or if there be no vice chair or in the absence of the vice chair, by the chief executive officer, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, or, in the absence of any of the foregoing persons, by a chair designated by the Board of Directors, or by a chair chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast.  The individual acting as chair of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting.  The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chair of the board of directors, the chief executive officer or chair of the meeting may appoint any person to act as secretary of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the order of business at each such meeting shall be as determined by the chair of the meeting and the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls.  The Board of Directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b)
The Corporation may appoint one or more inspectors of elections who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

(c)
Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12.  If any proposed nomination or business was not made or proposed in compliance with Section 2.12 (including proper notice under Section 2.13 and including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation pursuant to clause (a)(iv)(D) of Section 2.13), then the chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  If the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Section 2.11
Consent to Meetings.  Attendance of a person at a meeting (in person or by remote communication) shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12
Director Nominations and Business Conducted at Meetings of Stockholders.  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) by or at the direction of ManagementCo, (ii) by or at the direction of the Board of Directors or the chair of the board or any authorized committee of the Board of Directors, (iii) as provided in the Registration Rights Agreement attached as Exhibit 10.4 to the Corporation’s registration statement on Form S-1 (File No. 333-[●]) (with respect to nominations of persons for election to the Board of Directors only) or (iv) by any stockholder of the Corporation who is entitled to vote on such matter at the meeting, who, except in the case of ManagementCo, complied with the notice procedures set forth in Section 2.13 and who was a stockholder of record at the time such notice is delivered to the secretary of the Corporation.  The number of nominees a stockholder may nominate for election at the annual meeting or a special meeting on such stockholder’s own behalf (or in the case of a stockholder giving the notice of on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.  Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Articles of Incorporation.

Section 2.13
Advance Notice of Director Nominations and Stockholder Proposals by Stockholders.

(a)
For nominations or other business to be properly brought before an annual meeting by a stockholder and for nominations to be properly brought before a special meeting by a stockholder in each case pursuant to Section 2.12, the stockholder of record must have given timely notice thereof in writing to the secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice for nominations or other business to be properly brought before an annual meeting shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders, be deemed to have occurred on June 1 of the preceding calendar year); provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder delivers a written notice complying with the applicable requirements in this Section 2.13 to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th  day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting or a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notwithstanding anything in this Section 2.13(a) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased after the time period for which nominations would otherwise be due under this Section and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation. The notice must be provided by a stockholder of record and must set forth:

(i)
as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and accompanying proxy card and to serving as a director if elected, a questionnaire completed and signed by such person (in the form to be provided by the secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee and a written representation and agreement (in the form to be provided by the secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors;

(ii)
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii)
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed: (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(iv)
as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such person, a “control person”): (A) the class and number of shares of stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to the nomination or other business and/or the voting of shares of any class or series of stock of the Corporation between or among such stockholder or beneficial owner or control person or any of their respective affiliates or associates and/or any other person (collectively, “proponent persons”), including, in the case of a nomination, the nominee, including without limitation any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or control person) (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such proponent person, the effect or intent of which may be to provide any proponent person, directly or indirectly, with the opportunity to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, transfer to or from the proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, or maintain, increase or decrease the voting power of the proponent person with respect to shares of any class of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, or understanding pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation; (E) a description of any agreement, arrangement or understanding with respect to any rights to distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable pursuant to such agreement, arraignment or understanding from the underlying shares of the Corporation; (F) a description of any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class of capital stock of the Corporation or any interests described in clause (A) of this Section 2.13(a)(iv); (G) a representation whether the stockholder or the beneficial owner, if any, and any control person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the business to be proposed or nomination to be made (in person or by proxy) by the stockholder, (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) solicit proxies or votes in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and (H) the names and addresses of other stockholders and beneficial owners actually known (without any obligation of inquiry) by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s); and

(v)
a certification that the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made or the business is proposed, has or have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or each such beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or such stockholder’s and/or each such beneficial owner’s acts or omissions as a stockholder of the Corporation, including, without limitation, in connection with such nomination or proposal.

(b)
A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.13(b) or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.  Any such update and supplement shall be delivered in writing to the secretary at the principal offices of the Corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof.  The Corporation may require any proposed nominee to furnish within ten (10) days of a request therefor such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee is qualified under the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director of the Corporation.

(c)
For purposes of Section 2.13(a), a “public announcement” shall mean disclosure (x) in a press release released by the Corporation following its customary procedures and reported by the Dow Jones News Service, Associated Press, Business Wire or PR Newswire or a comparable national news service or is generally available on internet news sites or (y) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of clause (a)(iv)(A) of this Section 2.13, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(d)
Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including clause (iii) of each of the first and second sentences of Section 2.12), and compliance with clause (iii) of each of the first and second sentences of Section 2.12 of these Bylaws shall be the exclusive means for a stockholder other than ManagementCo to make nominations or submit other business.  Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series preferred stock pursuant to any applicable provision of the Articles of Incorporation.

(e)
This Section 2.13 shall not apply to notice of a proposal to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting. Notwithstanding anything to the contrary contained in this Section 2.13, ManagementCo shall not be subject to the notice procedures set forth in paragraphs (a), (b) or (d) of this Section 2.13 with respect to any annual or special meeting of stockholders.

(f)
If the stockholder does not provide the information required under clause (a)(iii)(B) and clauses (a)(iv)(A)-(C) of this Section 2.13 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  The chair of the meeting shall have the power to determine whether notice of a nomination or of any business proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.13.  Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Act, and the rules and regulations thereunder with respect to the matters set forth herein. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or proponent person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).  If any stockholder or proponent person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the date of the meeting and any adjournment or postponement thereof, reasonable evidence that it or such stockholder associated person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.14
Meetings Through Remote Communications. Stockholders may participate in a meeting of the stockholders by any means of remote communication utilized by the Corporation, including without limitation, videoconferencing, teleconferencing, webcast or other similar method of communication by which all individuals participating in the meeting can hear each other.  If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. If any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting.  Notwithstanding anything to the contrary in these Bylaws, a meeting of stockholders may be held solely by remote communication pursuant to and in accordance with NRS 78.320(4)-(6).

Section 2.15
Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock), other than ManagementCo, to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), except as otherwise requested or consented to by the Corporation, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE III
DIRECTORS

Section 3.1
General Powers; Performance of Duties.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in the NRS or the Articles of Incorporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.2
Number, Tenure, and Qualifications.

(a)
The Board of Directors shall consist of at least one (1) individual, with the number of directors established and thereafter changed from time to time solely by resolution adopted by the Board of Directors, without the need for an amendment to these Bylaws or the Articles of Incorporation.  Each director shall hold office until the next annual meeting of the stockholders and when his or her respective successor shall be elected or appointed and qualified, or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.  No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 3.3
Chair of the Board.  The Board of Directors shall elect a chair of the board from the members of the Board of Directors, who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.4
Vice Chair of the Board.  The Board of Directors may elect a vice chair of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and the chair is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.5
Removal and Resignation of Directors.  Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS or the Articles of Incorporation, any director may be removed at any time either with or without cause by the affirmative vote of stockholders representing at least the minimum percentage of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, voting together as a single class, then permitted under the NRS for such vote (which in any event shall not be less than a simple majority).  Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chair of the board, the president or the secretary, or in the absence of all of them, any other officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.6
Vacancies; Newly Created Directorships.  Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of the stockholders and when their respective successors are elected or appointed and qualified, or until their earlier death, retirement, disqualification, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.7
Annual and Regular Meetings.  The Board of Directors, including directors newly elected, if any, may hold an annual meeting of the Board of Directors without call or notice other than this Section 3.7, to transact such business as the Board of Directors deems necessary or appropriate.  The Board of Directors may provide by resolution the physical location, date, and hour for holding regular meetings of the Board of Directors between annual meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required.

Section 3.8
Special Meetings.  Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called only by the chair of the board, or if there be no chair of the board, by the chief executive officer, or by the president or the secretary, and shall be called by the chair of the board, the chief executive officer, the president, or the secretary upon the request of at least a majority of the Board of Directors.  If the chair of the board, or if there be no chair of the board, each of the chief executive officer, the president, and the secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least a majority of the Board of Directors.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.9
Place of Meetings.  Any regular or special meeting of the Board of Directors may be held at such physical location as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate.  A waiver of notice signed by the directors may designate any physical location for the holding of such meeting.

Section 3.10
Notice of Meetings.  Except as otherwise provided in Section 3.7, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (i) by delivery of such notice personally, (ii) by mailing such notice postage prepaid, (iii) by facsimile, (iv) by overnight courier, or (v) by electronic transmission or electronic writing, including, without limitation, e-mail.  If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid.  If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid.  If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier.  If sent via facsimile, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission.  If sent by electronic transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation and otherwise pursuant to the applicable provisions of NRS Chapter 75.  If the address of any director is incomplete or does not appear upon the records of the Corporation, it will be sufficient to address any notice to such director at the registered office of the Corporation.  Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened.  Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.11
Quorum; Adjourned Meetings.

(a)
A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b)
At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required.  At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.12
Manner of Acting.  Except as provided in Section 3.14, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 3.13
Meetings Through Electronic Communications.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of remote communication utilized by the Corporation, including, without limitation, videoconferencing, teleconferencing, webcast or other similar method of communication by which all individuals participating in the meeting can hear each other.  If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

Section 3.14
Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee, excluding any director(s) not required to sign such consent pursuant to and in accordance with NRS 78.315(2).  The written consent may be signed manually or electronically (or by any other means then permitted under the NRS) and in counterparts, including, without limitation, counterparts delivered by facsimile or electronic transmission, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.15
Powers and Duties.

(a)
Except as otherwise restricted by NRS Chapter 78 or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation.  The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit.

(b)
The Board of Directors, in its discretion, or the chair presiding at a meeting of stockholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

(c)
The Board of Directors may, by resolution passed by at least a majority of the Board of Directors, designate one or more committees, provided that each such committee must have at least one director of the Corporation as a member.  Unless the Articles of Incorporation, the charter of the committee, or the resolutions designating the committee expressly require that all members of such committee be directors of the Corporation, the Board of Directors may appoint natural persons who are not directors of the Corporation to serve on such committee.  The Board of Directors may designate one or more individuals as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another individual to act at the meeting in the place of any such absent or disqualified member.  Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in the resolution of the Board of Directors designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members then serving on the committee shall be necessary to constitute a quorum unless there are only one or two members then serving, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

Section 3.16
Compensation.  The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity.  If the Board of Directors establishes the compensation of directors pursuant to this Section 3.16, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.17
Organization.  Meetings of the Board of Directors shall be presided over by the chair of the board, or in the absence of the chair of the board by the vice chair, or in his or her absence, by a chair chosen at the meeting.  The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chair of the meeting.

ARTICLE IV
OFFICERS

Section 4.1
Election.  The Board of Directors shall elect or appoint at least a president, a secretary and a chief financial officer, or the equivalents thereof in accordance with NRS 78.130(1).  The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors.  The Board of Directors may delegate any of its authority to elect or appoint officers or other agents of the Corporation to the chief executive officer. Each officer of the Corporation shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal.  Any individual may simultaneously hold two or more offices.

Section 4.2
Removal; Resignation.  Any officer or agent may be removed, with or without cause, by the Board of Directors or, if elected or appointed by the chief executive officer, the chief executive officer.  Any officer may resign at any time upon written notice to the Corporation.  Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent. In the absence, disability or refusal of any officer to exercise and perform such officer’s duties, the Board of Directors may delegate to another officer such powers or duties.

Section 4.3
Vacancies.  Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4
Chief Executive Officer.  The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and perform such other duties and have such other powers as may be reasonably incident to such responsibility or which are delegated to him or her by the Board of Directors, these Bylaws or as provided by law.  If the Board of Directors has not elected a chair or vice chair or in the absence or inability to act as the chair, the chief executive officer shall exercise all of the powers and discharge all of the duties of the chair, but only if the chief executive officer is a director of the Corporation.

Section 4.5
President.  The president, if not the chief executive officer, subject to the supervision and control of the chief executive officer, shall by elected by the Board of Directors or chief executive officer and in general actively supervise and control the business and affairs of the Corporation.  The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation.  The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, these Bylaws or as provided by law or as normally exercised by a president.  If a chief executive officer of the Corporation is not elected or appointed, the president shall also be deemed the chief executive officer of the Corporation.

Section 4.6
Vice Presidents.  The Board of Directors or chief executive officer may elect one or more vice presidents.  In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president.  Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.

Section 4.7
Secretary.  The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose.  He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.  The secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct.  The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.

Section 4.8
Assistant Secretaries.  An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary.  He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.

Section 4.9
Chief Financial Officer.  The chief financial officer shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto.  The chief financial officer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the chair of the board, the chief executive officer, or the president.  The chief financial officer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.  If a treasurer of the Corporation has not been elected or appointed, the chief financial officer shall also be deemed the treasurer of the Corporation.

Section 4.10
Assistant Treasurers.  An assistant treasurer shall, at the request of the chief financial officer, or in the absence or disability of the chief financial officer, perform all the duties of the chief financial officer.  He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer, these Bylaws or as provided by law.

Section 4.11
Execution of Negotiable Instruments, Deeds and Contracts.  All (i) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (ii) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (iii) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by the chief executive officer or secretary or such officers or other persons as the Board of Directors may from time to time designate and with such countersignature, if any, as may be required by the Board of Directors.  The Board of Directors may authorize the use of the facsimile or electronic signatures of any such persons.  Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof.  Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V
CAPITAL STOCK

Section 5.1
Issuance.  Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2
Stock Certificates and Uncertificated Shares.

(a)
Unless the Board of Directors shall otherwise provide by resolution that any shares of stock of the Corporation shall be represented by certificates, the Corporation’s stock shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of any uncertificated shares on the books of the Corporation, a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation shall be sent by or on behalf of the Corporation to the stockholders of record entitled to such uncertificated shares, and, within 10 days after receipt of a written request therefor from the stockholder of record, the Corporation shall provide to such stockholder of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent to the stockholder of record.  The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(b)
In the event the Board of Directors provides by resolution that any shares of stock of the Corporation shall be represented by certificates, such certificates shall be signed by or in the name of the Corporation by (i) the chief executive officer, the president, or a vice president and (ii) the secretary, an assistant secretary, the treasurer or the chief financial officer of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation.  Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then facsimile or electronic signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  In the event that any officer(s) who have signed, or whose facsimile or electronic signatures have been used on any certificate(s) for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate(s) for stock have been delivered by the Corporation, the certificate(s) may nevertheless be adopted by the Corporation and be issued and delivered as though the person(s) who signed the certificate(s), or whose facsimile or electronic signature(s) have been used thereon, had not ceased to be officer(s) of the Corporation.

(c)
Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No certificate shall be issued until the shares represented thereby are fully paid.  In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect.

Section 5.3
Surrendered; Lost or Destroyed Certificates.  All certificates surrendered to the Corporation, except those representing treasury shares, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor.  However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the then-current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares.  To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 5.4
Replacement Certificate.  When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors.  The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5
Transfer of Shares.  No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor (to the extent such shares are evidenced by a physical stock certificate) or by due delivery of transfer instructions (in the case of uncertificated shares) and any documents required therefor to the person in charge of the stock and transfer books and ledgers and in compliance with any procedures adopted by the Corporation or its agents and applicable law, and a record shall be made of each such transfer.  Certificates representing such shares, if any, shall be cancelled and new certificates (if the shares are to be certificated) or uncertificated shares (if the shares are to be uncertificated) shall thereupon be issued.  Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.  The Corporation shall, subject to applicable law, have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or uncertificated shares.

Section 5.6
Transfer Agent; Registrars.  The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7
Miscellaneous.  The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE VI
DISTRIBUTIONS

Distributions (as defined in NRS 78.191) may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law.  The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII
RECORDS AND REPORTS; CORPORATE SEAL; FISCAL YEAR

Section 7.1
Records.  All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2
Corporate Seal.  The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise.  Except as otherwise specifically provided in these Bylaws, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3
Fiscal Year-End.  The fiscal year-end of the Corporation shall be December 31, or such other date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII
INDEMNIFICATION

Section 8.1
Indemnification and Insurance.

(a)
Indemnification of Directors and Officers.

(i)
For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii)
Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful.  The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.  Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii)
Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or any predecessor entity thereof or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv)
The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b)
Indemnification of Employees and Other Persons.  The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c)
Non-Exclusivity of Rights.  The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)
Insurance.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e)
Other Financial Arrangements.  The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety.  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)
Other Matters Relating to Insurance or Financial Arrangements.  Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.  In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2
Amendment.  The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX
CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X
FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1
Forum for Adjudication of Disputes.  To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any internal action (as defined in NRS 78.046), including any action asserting a claim against the Corporation arising pursuant to any provision of NRS Chapters 78 or 92A, the Articles of Incorporation or these Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, or (d) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder.

Section 10.2
Deemed Notice and Consent.  To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws (including this Article XI), (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Section 10.3
Severability.  If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

*           *           *           *

CERTIFICATION

The undersigned, as the duly elected Secretary of Pershing Square Inc., a Nevada corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation adopted the foregoing Bylaws as of [●], 2026.

Secretary